SECURITIES AND EXCHANGE COMMISSION

                       SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than Registrant [  ]

Check the Appropriate Box:
[X] Preliminary Proxy Statement
[  ] Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                      COMPUTER TELEPHONE CORP.
         (Name of Registrant as Specified In Its Charter)
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                  -------------------------------

Payment of Filing Fee (Check the Appropriate Box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)   Title of each Class of Securities to which transaction applies:
       2)   Aggregate Number of Securities to which transaction applies:
       3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
       4)   Proposed maximum aggregate value of transaction:
       5)   Total fee paid:
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:
_________________________________________

Copies of all communications to:
LEONARD R. GLASS, ESQ.
Cole, Schotz, Meisel, Forman & Leonard, P.A.
25 Main Street, Post Office Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000

                                                       PRELIMINARY COPY
                COMPUTER TELEPHONE CORP.
                   360 Second Avenue
                   Waltham, MA 02154

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Computer Telephone Corp.

     Notice is hereby given that the Annual Meeting of Stockholders of Computer Telephone Corp. (the "Company") will be held at the offices of the Company, 360 Second Avenue, Waltham, Massachusetts 02154 on Thursday, September 26, 1996 at 9:30 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

  1. To elect as directors the five (5) persons listed in the accompanying Proxy Statement;

  2. To amend the Company's Restated Articles of Organization to change the Company's name to "CTC Communications Corp.";

  3.   To approve the adoption of the Company's 1996 Stock Option Plan;

  4. To ratify the appointment of Ernst & Young as the independent accountants of the Company for the fiscal year ending March 31, 1997; and

  5. To consider and transact any other business that may lawfully come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 28, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. Accordingly, only stockholders of record on such date will be entitled to vote at the Annual Meeting. The stock transfer books of the Company will not be closed.

     Please sign the enclosed proxy and return it in the enclosed envelope.


September   , 1996                     By Order of the Board of Directors
Mailed at Boston, Massachusetts

                                         Robert J. Fabbricatore, Chairman

                           IMPORTANT

STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED
PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND,
IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED, A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES. YOU ARE ENTITLED TO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE TO THE COMPANY. ALSO, IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                                         PRELIMINARY COPY

                            PROXY STATEMENT

               1996 ANNUAL MEETING OF STOCKHOLDERS OF
                        COMPUTER TELEPHONE CORP.
                       TO BE HELD SEPTEMBER 26, 1996

                Approximate Date of Mailing to Stockholders:
                         September   , 1996

                       TIME AND PLACE OF MEETING


     This Proxy Statement is furnished to stockholders by the Board of Directors of Computer Telephone Corp., a Massachusetts Corporation (the "Company"), for solicitation of Proxies for use at the 1996 Annual Meeting of Stockholders to be held on September 26, 1996 at 9:30 a.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting.

     The Company's principal executive offices are located at 360 Second Avenue, Waltham, Massachusetts, 02154 (617-466-8080).

     Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any stockholder giving a proxy in such form has the power to revoke it at any time before it is exercised by filing a later proxy with the Company, by attending the Annual Meeting and voting in person, or by notifying the Company of the revocation in writing to its Clerk at 360 Second Avenue, Waltham, MA 02154. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder. Any proxy which fails to specify a choice with respect to the matters to be acted upon will be voted for the proposals.

                      VOTING RIGHTS AND VOTE REQUIRED

     As of August 28, 1996 (the "Record Date"), the Company had outstanding and entitled to vote 9,590,905 shares of Common Stock (the "Common Stock"). There is no other class of Common Stock of the Company outstanding. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each outstanding share entitles the record holder to one (1) vote on the matters to be voted upon at the Annual Meeting. The stock transfer books will not be closed for the purposes of such vote.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote at a stockholders' meeting, present in person or by proxy, constitute a quorum pursuant to the Company's By-Laws. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite amount are present or represented by proxy.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as of the Record Date with respect to the Common Stock beneficially owned by each Director, Nominee for Director and named Executive Officer of the Company, by all of the Directors and Executive Officers of the Company as a group, and by each person known by the management of the Company to own beneficially more than five (5%) percent of the outstanding shares of the Common Stock. Based upon the information furnished by the beneficial owners of the Common Stock listed below, the Company believes that each such stockholder exercises sole voting and investment power with respect to the shares beneficially owned.

                                 Number of Shares
Name of Beneficial Owner         Beneficially Owned             Percent of Class
- ------------------------         ------------------            ----------------
Robert J. Fabbricatore (1)(2)       2,778,463                          29.0%

Philip J. Richer (3)                  432,538                            4.4

Steven P. Milton (4)                  399,932                            4.2

John D. Pittenger (4)                 207,588                            2.2

Richard J. Santagati (5)               76,500                             *

Alphonse M. Lucchese                   65,624                             *

Henry Hermann (6)                     200,188                            2.1

J. Richard Murphy                         500                             *

All Executive Officers
and Directors as a Group
(seven persons) (7)                  3,961,145                          40.1%

- --------------------------
* less than one percent

(1) The address of Mr. Fabbricatore is c/o Computer Telephone Corp., 360 Second Avenue, Waltham, MA 02154.
(2) Includes 62,498 shares owned of record by Mr. Fabbricatore as trustee of a trust for his children and 6,500 shares as a general partner of family partnerships; also includes 8,388 shares issuable upon exercise of the vested portion of stock options at an exercise price of $2.98 per share.
(3) Includes 281,250 shares issuable upon exercise of the vested portion of stock options at exercise prices ranging from $.90 to $2.71 per share.
(4) Includes 9,000 shares issuable upon exercise of the vested portion of stock options at an exercise price of $2.71 per share.
(5) Includes 1,500 shares issuable upon the exercise of the vested portion of stock options at an exercise price of $2.71 per share.
(6) Includes 9,850 shares held by members of Mr. Hermann's immediate family and 1,500 shares issuable upon the exercise of the vested portion of stock options at an exercise price of $2.71 per share.
(7)  Includes the shares described in footnotes (2) through (5) above.

                               PROPOSAL 1:

                         ELECTION OF DIRECTORS

     Unless the authority to do so is withheld, the enclosed Proxy will be voted for the election of the Nominees named below to hold office until the next Annual Meeting of the Stockholders and until their successors shall be duly elected and qualified. In the event any of the Nominees should be unwilling or unable to serve as a Director, the Proxy will be voted for such substitute Nominee as the Board of Directors may designate or in the absence of such designation in accordance with the best judgment of the person or persons acting under the Proxy. Management is not aware of any nominee who is unable or will decline to serve as a Director. There are no arrangements or understandings between any of the Directors of the Company and any other person pursuant to which such person was selected as a Director of the Company.

     The following table sets forth the name and age of each Nominee, the period during which he has served as Director and the other capacities in which he currently serves the Company:


                                             Period                   Other Capacities in
                                             Served as                which Currently
Name                              Age        Director                 Serving
- ----                              ---        --------                --------------------
Robert J. Fabbricatore (1)         53        Since 1980               Chairman and Chief
                                                                      Executive Officer

Philip J. Richer                   60        Since 1989               None

Richard J. Santagati (1)(2)(4)     52        Since 1991               None

J. Richard Murphy (3)(4)           52        Since 1995               None

Henry Hermann                      54        Nominee                  None

____________________

(1) Current member of the Stock Option Committee and the General Compensation Committee.
(2)  Current member of the Compensation Committee.
(3)  Current member of the Audit Committee.
(4)  Current member of the Nominating Committee.

     Mr. Fabbricatore, a founder of the Company and a Director since its inception in 1980, became Chairman of the Board of Directors in March 1983 and served as President from October 1993 to August 1995. Mr. Fabbricatore also served as Treasurer of the Company from April 1987 until May 1988. Prior to April 1, 1986, Mr. Fabbricatore did not devote a substantial portion of his time to the Company's business.

     Mr. Richer joined the Company as Vice President-Sales in July 1989 and became a Director and Vice Chairman in August 1989. Mr. Richer retired as an officer and employee of the Company effective December 31, 1995. Prior to joining the Company, Mr. Richer served as director of Sales Channel Management for New England Telephone. During his career with New England Telephone, Mr. Richer served in a variety of other management positions. In addition, Mr. Richer was formerly Data Communications Superintendent for New England Telephone and performed numerous sales and sales management functions.

     Mr. Santagati became a director of the Company in September 1991. He has been the President of Merrimack College in North Andover, Massachusetts since 1994. Mr. Santagati was a partner of Lighthouse Management, Inc., a private investment firm located in Boston, Massachusetts from 1991 to 1993 and, from 1991 to February 1994, the Chairman of the Board, Chief Executive Officer and President of Artel Communications Corp., a publicly held data communications firm located in Hudson, Massachusetts. From 1986 to 1991, Mr. Santagati was the Chief Executive Officer and a member of the Executive Committee of Gaston & Snow, a Boston, Massachusetts based law firm. From 1983 to 1986, Mr. Santagati was employed by NYNEX Corp., first as Vice President of Marketing, and then as President and Chairman of NYNEX Business Information Systems Co. From 1977 to 1983, Mr. Santagati held a number of executive level positions with New England Telephone, including Vice President of Marketing and Assistant Vice President of Sales. Mr. Santagati is a member of the Board of Trustees of Lawrence General Hospital. He is also a director of ESP, Inc., a privately held communications company located in Hingham, Massachusetts.

     Mr. Murphy became a Director of the Company in 1995. Mr. Murphy has been the Director of the Financial Consulting Group of Moody, Cavanaugh and Company, LLP, a North Andover, Massachusetts public accounting firm, since April 1996. Since 1992, Mr. Murphy has also been President and sole stockholder of Bradford Capital Corporation, an investment banking and corporate finance firm located in North Andover, Massachusetts. Mr. Murphy was an officer, director and principal stockholder from 1990 to 1995 of Arlington Data Corporation, a systems integration company located in Haverill, Massachusetts; since 1992 of Arlington Data Consultants, Inc., a company engaged in the installation and maintenance of computer systems and hardware; and, since 1994 of Computer Emporium, Inc., a company engaged in processing parking violations for municipalities. These three companies are privately-held affiliated companies and are located in Haverhill, Massachusetts. From 1989 to 1991 Mr. Murphy was an officer, director and principal stockholder of Financial Perspectives Incorporated, an investment banking and corporate finance firm located in North Andover, Massachusetts. Mr. Murphy was President and Chief Executive Officer of Shawmut Arlington Trust Company in Lawrence, Massachusetts, from 1988 to 1989 and from 1968 to 1988 held a variety of management positions, the most recent being President and Chief Executive Officer with the Arlington Trust Company, also in Lawrence, Massachusetts. From 1987 to 1995, Mr. Murphy was a trustee of Merrimack College in North Andover, Massachusetts and from 1994 to 1995 served as Chairman of the Board of Trustees. Mr. Murphy is a trustee of Holy Family Hospital, a director and Clerk of Mary Immaculate Health Care Services, located in Lawrence, Massachusetts, and a member of Covenant Health Systems, Inc., a Lexington, Massachusetts based network of religious sponsored providers of long term care and geriatric services. He is also a director of Stickney & Poor Spice Company, Inc., a privately held food manufacturing and distributing company located in Chelmsford, Massachusetts.

     Mr. Hermann is a nominee for Director. Since 1988, he has been employed by WR Lazard, Laidlaw and Luther, Inc., a securities brokerage firm, as Vice President, Securities Analyst and Portfolio Manager. Mr. Hermann has been an NASD Board of Arbitrators Member since 1991. Mr. Hermann is a Chartered Financial Analyst with over 30 years experience as an investment professional. Mr. Hermann has provided financial consulting services to the Company since 1993.

     During the fiscal year ended March 31, 1996, the Board of Directors held four meetings. Each Director participated in all of such meetings during the period for which he was a director.

Committees of the Board

     Stock Option Committee. The Stock Option Committee is comprised of Messrs. Fabbricatore and Santagati and administers the Company's stock benefit plans. The Stock Option Committee took action on four occasions during the fiscal year ended March 31, 1996.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Santagati and Lucchese and acts upon the compensation of such persons as are determined by the Board. During the fiscal year ended March 31, 1996, the Compensation Committee held one meeting.

     Audit Committee. The Audit Committee is comprised of Messrs. Murphy and Lucchese. The Audit Committee meets with management to consider the adequacy of the Company's internal controls and the objectivity of financial reporting; the Committee also meets with the independent auditors and with appropriate Company financial personnel about these matters. The Committee recommends to the Board the appointment of the independent auditors, subject to ratification by the stockholders at the Annual Meeting. The independent auditors have unrestricted access to the Committee. During the fiscal year ended March 31, 1996, the Audit Committee held four meetings.

     Nominating Committee. The Nominating Committee is comprised of Messrs. Santagati, Lucchese and Murphy. The Nominating Committee is responsible for recommending candidates for nomination to the Board and reviewing and making recommendations regarding compensation of Directors who are not employees of the Company. The Nominating Committee took action on one occasion during the fiscal year ended March 31, 1996. The Nominating Committee is authorized to consider nominees recommended by security holders of the Company.
Security holders wishing to propose director candidates for consideration by the Committee may do so by writing to the Clerk of the Company, giving the candidate's name, biographical data and qualifications.

     All members of the committees of the Board of Directors attended all of their respective committee meetings.

Executive Officers

     The following table sets forth the name and age of each executive officer of the Company and the office and period during which he has held such office.

                                                                         Period Served
Name                       Age          Office                            as Officer
- -------------              ---          ------                           --------------
Robert J. Fabbricatore     53           Chairman, Chief Executive         Since 1980
                                        Officer

Steven P. Milton           42           President, Chief Operating        Since 1994
                                        Officer

John D. Pittenger          43           Vice President-Finance,           Since 1989
                                        Treasurer, Clerk and Chief
                                        Financial Officer

David E. Mahan             54           Vice President-Market Planning    Since 1996
                                        and Development

     Currently, there is no fixed term of office for any executive officer and all officers serve at the discretion of the Board of Directors. Each person selected to become an executive officer has consented to act as such and there are no arrangements or understandings between the executive officers or any other persons pursuant to which he was or is to be selected as an officer.

     Mr. Milton has been employed by the Company since 1984 and has served as President and Chief Operating Officer since August 1995. Prior to that, he held various positions within the Company including Branch Manager, District Manager, Regional Manager and, most recently, Vice President-Sales and Marketing.

     Mr. Pittenger has served as Treasurer, Chief Financial Officer and Clerk of the Company since August 1989 and as Vice President-Finance since September 1991. Since 1980, Mr. Pittenger has been Treasurer and a director of Comm-Tract Corp., a company which installs and services voice and data communications systems.

     Mr. Mahan joined the Company in October 1995 as Vice President-Market Planning and Development and in June 1996 Mr. Mahan became an executive officer of the Company. From 1982 to 1995, Mr. Mahan held a number of management level positions with NYNEX, most recently Vice President-Sales Channel Management.

     For a description of the business background of Mr. Fabbricatore see "Nominees for Directors".

Executive Compensation

     The following table provides certain summary information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company (collectively, the "named executive officers") for services rendered in all capacities for the Company for the fiscal years ended March 31, 1994, 1995 and 1996.


                  SUMMARY COMPENSATION TABLE

                                                                                                 All Other
                                                                                 Long Term     Compensation
                             Annual Compensation                                 Compensation     ($)(3)
                     ------------------------------------------------------      -------------  ------------
Name and Principal                                              Other Annual      Awards,
Position                  Year     Salary ($)(1)   Bonus($)(2)  Compensation($)   Options (#)
- ------------------        ----     -------------   ----------  ----------------   ------------
Robert J. Fabbricatore    1996     280,000         60,000       -                 - (5)           16,100
Chairman and Chief        1995     240,000         60,000       1,500             35,385          11,636
Executive Officer         1994     265,000         35,000       7,500             45,454          11,432

Philip J. Richer (4)      1996      76,250         18,000       3,600              - (5)           2,540
Vice Chairman and         1995     100,000         24,000       4,800              46,750          3,470
Executive Vice President  1994     100,000         18,400       4,800              50,000          1,860

Steven P. Milton          1996     100,000         40,000       5,200              - (5)           4,200
President and Chief       1995     100,000         52,000       5,200              36,200          4,440
Operating Officer

John D. Pittenger         1996      84,800         32,000       -                  - (5)           3,504
Vice President-Finance,   1995      83,600         26,000       1,200              17,000          3,228
Treasurer, Chief          1994      80,000         24,000       1,200              45,000          1,940
Financial Officer and
Clerk

(1) For the fiscal year ended March 31, 1996, Messrs. Fabbricatore, Milton, and Pittenger's salaries included pre-tax contributions made by such officers to the Computer Telephone Corp. 401(k) Savings Plan.

(2) Includes bonuses accrued for Messrs. Fabbricatore, Milton and Pittenger for the fiscal year ended March 31, 1995 in the amounts of $15,000, $10,000 and $8,000 respectively, which were paid during the first quarter of Fiscal 1997.

(3) All Other Compensation includes 50% matching contributions in the amounts of $5,600, $2,540, $4,200 and $3,504 accrued on behalf of Messrs. Fabbricatore, Richer, Milton and Pittenger, respectively, to the Computer Telephone Corp. 401(k) Savings Plan. Also included is the actuarial benefit in the amount of approximately $10,500 on the "split-dollar" life insurance policy for the benefit of Mr. Fabbricatore.

(4) Mr. Richer retired as an executive officer of the Company effective December 31, 1995.

(5) No options were granted to executive officers during the fiscal year ended March 31, 1996.

The following table sets forth information concerning option exercises and option holdings for the fiscal year ended March 31, 1996 with respect to the named executive officers. The Company had no outstanding stock appreciation rights at March 31, 1996.


             AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUES

                                     Value
                                   Realized
                                    (Market
                                   price at                                  Value of Unexercised in-
                                   exercise                                  the-money options at FY-
                     Shares         less        Number of Securities           End (Market price of
                   acquired on     exercise     Underlying Unexercised       shares at FY-End ($11.125)
                   exercise(#)     price ($)    Options at FY-End (1)        less exercise price) (1)
                   -----------    ----------   --------------------------   ---------------------------
                                               Exercisable  Unexercisable   Exercisable  Unexercisable
                                               -----------  -------------   -----------  -------------
Robert J. Fabbricatore  -            -            8,388       25,167        $68,320      $204,985

Philip J. Richer        -            -            281,250     9,000         $2,865,970   $75,753

Steven P. Milton        -            -            9,000       27,000        $75,753      $227,259

John D. Pittenger       -            -            9,000       27,000        $75,753      $227,259

(1) All shares and amounts, as necessary, have been adjusted to reflect the 25% Common Stock dividend effected in March 1995, the three-for-two stock split effected in July 1995 and the two-for-one stock split effected in October 1995.

Directors' Compensation

     Directors of the Company who are employees do not receive remuneration for services as directors. Directors who are not employees receive an annual retainer of $4,250 and are paid a fee of $750 per meeting for each meeting attended.

Transactions with Management and Related Transactions

     The Company leases from trusts, of which Robert J. Fabbricatore, the Company's Chairman and Chief Executive Officer, is a beneficiary, office space in Springfield, Massachusetts and southern New Hampshire. Rental payments under the leases totalled approximately $134,000 in Fiscal 1996. The Company subleases part of its Waltham facility at its cost to Comm-Tract Corp., a company in which Mr. Fabbricatore is a principal stockholder. Sublease income totalled $73,417 for Fiscal 1996. The Company also contracts with Comm-Tract Corp. for the installation of telephone lines and for the service and maintenance of equipment marketed by the Company. During Fiscal 1996, Comm-Tract Corp. provided the Company with services, inventory and equipment aggregating $41,880. The Company believes that the payments to Mr. Fabbricatore and Comm-Tract Corp. are comparable to the costs for such services, inventory and equipment, and for rentals of similar facilities, which the Company would be required to pay to unaffiliated individuals in arms-length transactions.

     In connection with the exercise of Company stock options, Steven P. Milton was advanced the sum of $135,825 by the Company, which remained outstanding at March 31, 1996. The loan is payable on demand and bears interest at 8.0% per annum.

     As of March 22, 1996, Mr. Fabbricatore was indebted to the Company in the amount of $251,771. On such date, Mr. Fabbricatore delivered 21,201 shares of the Company's Common Stock having an aggregate market value of $251,771, based on the closing stock price for that date, in settlement of all amounts, including interest (8% per annum), due to the Company.


Board Recommendation

     The Board of Directors recommends that the stockholders vote FOR the election of the Nominees named above. Unless instructed to the contrary, the enclosed proxy will be voted for the election of such Nominees. Election of directors shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Since the members of the Board of Directors and the Company's executive officers together own approximately 37% of the outstanding shares of Common Stock, election of such Nominees is probable.

                               PROPOSAL 2:

                AMENDMENT TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has adopted and recommends to the stockholders for approval, an Amendment ("Amendment") to Article 1 of the Company's Restated Articles of Organization ("Articles") to change the name of the Company to "CTC Communications Corp."

     The Board of Directors believes that the Amendment is in the Company's best interest in order that the Company's name may more accurately reflect the expanded scope and nature of the Company's business and its position in the telecommunications industry. In the early 1980's the Company was a narrowly focused telephone interconnect company which sold and installed PBX and key systems manufactured by others. In the late 1980's the Company discontinued the interconnect business and began to develop an expansive and product-rich network business.

     Today, the Company is a broad based network telecommunications marketing and sales company providing "one stop shopping" and turnkey services to its customers. The Company offers a broad portfolio of local, long distance, wireless and specialty network voice and data products and services to meet its customers' overall communications needs. In addition, the Company provides an array of collateral products and services such as specialized billing, management reports, and prepaid calling cards.

     The proposed Amendment would amend Article 1 of the Articles to read as follows:

     1.  The name by which the corporation shall be known is:

                       CTC Communications Corp.


Board Recommendation

     The approval of the proposed Amendment to the Restated Articles of Organization requires the affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock and entitled to vote thereon.

     The Board of Directors recommends that stockholders vote for the Amendment to the Restated Articles of Organization. Unless instructed to the contrary, the enclosed proxy will be voted in favor of the proposed Amendment. Since the members of the Board of Directors and the Company's executive officers together own approximately 37% of the outstanding shares of Common Stock, approval of the proposal is probable.

                          PROPOSAL 3:

         ADOPTION OF THE COMPANY'S 1996 STOCK OPTION PLAN

     On August 1, 1996, the Board of Directors adopted the CTC
Communications Corp. 1996 Stock Option Plan (the "1996 Option Plan") for the purpose of attracting and retaining qualified personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company's business. The 1996 Option Plan provides for the issuance of "incentive stock options" and/or "non-qualified options" to purchase up to 750,000 shares of the Company's Common Stock. The 1996 Option Plan is intended to replace the Company's 1993 Stock Option Plan under which an insufficient number of shares remains unissued to effectuate the aforementioned purposes. In order for options granted under the 1996 Option Plan to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended, the 1996 Option Plan must, among other things, be approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at a meeting of stockholders duly constituted for such purpose within twelve (12) months after the 1996 Option Plan's adoption by the Board of Directors. As of the date of this Proxy Statement, no options had been granted under the 1996 Option Plan.

Description of the 1996 Option Plan

     The principal features of the 1996 Option Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the 1996 Option Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Participation

     Employees (including officers, whether or not they are directors) and consultants to the Company are eligible to receive options under the 1996 Option Plan. Only employees are eligible to receive incentive stock options under the 1996 Option Plan. A director of the Company who is not a full time employee of the Company shall not be eligible to receive incentive stock options. As of July 1, 1996, approximately 210 persons were eligible to receive options under the 1996 Option Plan.

Administration

     The 1996 Option Plan is administered by the Stock Option Committee of the Board of Directors (the "Option Committee") which determines the employees eligible for options, the number of shares subject to each option and the terms and provisions of the option agreements, and interprets and construes the terms of the 1996 Option Plan.

Terms of the Options

     Options granted pursuant to the 1996 Option Plan may be incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options. The price and duration of the options are determined by the Option Committee, provided, however (i) the exercise price for incentive stock options may not be less than the fair market value of the Common Stock on the date of the grant except that the exercise price for incentive stock options granted to 10% stockholders shall not be less than 110% of such fair market value, and (ii) the term of any incentive stock option granted may not exceed 10 years from the date of the grant, except that the term of any incentive stock option granted to a 10% stockholder may not exceed five years. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which incentive stock options are first exercisable by an option holder during any one calendar year shall not exceed $100,000.

Termination of Options

     Options terminate upon termination of an optionee's status as an employee of or consultant to the Company except (i) if the optionee's employment or consultancy is terminated by reason of death or disability, the period during which the option may be exercised by the executor or administrator of the estate of the optionee, or by the person or persons to whom the option shall have been validly transferred pursuant to will or the laws of descent and distribution, shall not exceed 12 months after such death or disability. Options are not transferable except by will or the laws of descent and distribution.

Stock Dividends or Splits; Mergers; Dissolution

     Appropriate adjustments will be made in the number of shares covered by each outstanding option and to their exercise price and to the number of shares of Common Stock which have been authorized for issuance under the 1996 Option Plan but for which no options have yet been granted, in the event of any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other such increase or decrease affected without receipt of consideration by the Company.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action unless the Board provides, in its sole discretion, that all options shall terminate as of an earlier date and that all outstanding options, including options not otherwise then exercisable, may be exercised prior to such date.

     In the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company's assets, the 1996 Option Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, that the Board may determine, in lieu of such assumption or substitution, that all outstanding options be fully and immediately exercisable.

Amendment and Termination

     The Board may amend or terminate the 1996 Option Plan from time to time in such respects as the Board may deem advisable without further action by the Company's stockholders except to the extent required by applicable law.

Current Federal Income Tax Information

     Options granted to employees pursuant to the 1996 Option Plan are intended to qualify as incentive stock options within the meaning of the Code. No income results to an optionee upon the grant of an incentive stock option under the 1996 Option Plan. The holder of an incentive stock option does not recognize gain upon the exercise of an option. An optionee is taxed only upon the sale or other disposition of shares acquired upon the exercise of the option. At the time of any such disposition, if the optionee has held the shares for more than two years from the date of grant and more than one year from the date of exercise, the optionee would realize long term capital gain or loss, as the case may be, on the difference between the amount realized on sale and his basis in the shares (the "Spread"). If the optionee has not held the shares for more than two years from the date of grant or has not held the shares for more than one year from the date of exercise, the optionee would recognize ordinary income in an amountequal to the lesser of
(a) the difference between the fair market value of the shares on the date of exercise and his basis in the shares or (b) the Spread. If the amount realized upon disposition of the shares exceeds the fair market value of the shares on the date of exercise, such excess would be taxable as a capital gain, either long-term or short-term, as the case may be. The Company will be entitled to a tax deduction in the amount of ordinary income recognized by the optionee, but no tax deduction with respect to any capital gain recognized by the optionee.

     The Tax Reform Act of 1986 (the "TRA") and subsequent amendments to the Code have changed the tax advantaged nature of capital gains. The distinction in tax rates applicable to ordinary income andcapital gain has been eliminated for taxpayers whose marginal tax bracket is 28% or less. Thus, any incentive stock option granted after January 1, 1986, or exercised after January 1, 1987 may not qualify for preferential capital gain rate treatment. However, the concept of capital gain retains its importance in offsetting capital loss. Furthermore, it is possible that future laws may change the Code and again make a clear distinction between capital gain and ordinary income tax rates.

     The federal alternative minimum tax includes as an item of tax preference the difference between the fair market value of stock on the date an incentive stock option is exercised and the exercise price for such stock. Thus, although the difference between fair market value and exercise price is not included in the optionee's normal tax computation, it will be includable in his alternative minimum tax computation and therefore may result in an increase in the optionee's federal tax liability.

     The TRA made two changes which are effective for incentive stock options granted after December 31, 1986. Under prior law, to qualify for incentive stock option treatment, an optionee could not be granted more than $100,000 of options per year (based on the option price). Furthermore, incentive stock options granted prior to January 1, 1987, had to be exercised in the order of grant, that is, an option by its terms was not exercisable while a previously granted option was outstanding. The TRA modified the $100,000 cap so that it applies to vesting rather than grants and eliminated the sequential exercise requirement for incentive stock options granted after December 31, 1986.

     If an optionee makes the required payment of the option price by delivering shares of the Company's stock, he does not recognize any gain as a result of such delivery (unless the shares were received upon the exercise of an incentive stock option and the delivery was made prior to the expiration of the above-referenced holding periods). In this case, the optionee's basis in the new shares is limited to a carryover basis in a number of shares equal to the number delivered and to a zero basis in the remaining shares.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and does not purport to be a complete description of the federal tax aspects of the 1996 Option Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1996 Option Plan and the sale or other disposition of shares acquired upon exercise of options.

Board Recommendation

     The Board of Directors recommends a vote FOR the adoption of the 1996 Option Plan. Unless instructed to the contrary, the enclosed proxy will be voted in favor of the proposal. Approval of this proposal will require the affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting when a quorum is present. Since the members of the Board of Directors and the Company's executive officers together own approximately 37% of the outstanding shares of Common Stock, approval of such proposal is probable.

                           PROPOSAL 4:

          RATIFICATION OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS

     The Board of Directors has concluded that the continued employment of Ernst & Young will be in the Company's best interest and recommends that the appointment of Ernst & Young as the Company's independent public accountants for the fiscal year ending March 31, 1997 be ratified and approved.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Ernst & Young (and its predecessor Ernst & Whinney) has served as independent public accountants for the Company continuously since January 1988. The Company has been advised by Ernst & Young that neither the firm nor any of its partners has any material direct or any indirect financial interest in the Company.

Board Recommendation

     The Board of Directors unanimously recommends that the Stockholders vote FOR approval of the appointment of Ernst & Young as independent public accountants. Unless instructed to the contrary, the enclosed proxy will be voted for the appointment of such accountants. Approval of such appointment will require the affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting when a quorum is present. Since members of the Board of Directors and the Company's executive officers together own approximately 37% of the outstanding shares of Common Stock, ratification of such appointment is probable.

                        EXPENSE OF SOLICITATION

     All costs connected with the solicitation of Proxies will be borne by the Company. Brokers and other persons holding stock for the benefit of others will be reimbursed for their expenses in forwarding Proxies and accompanying material to the beneficial owners of such stock and obtaining their Proxies. Solicitation will be made by mail, telephone, telegraph or otherwise, and some of the Directors, officers and regular employees of the Company may assist in the solicitation without additional compensation.

                         STOCKHOLDERS' PROPOSALS

     If a stockholder wishes to present a proposal to be voted on the 1997 Annual Meeting, the proponent must, at the time the proposal is submitted, be a record or beneficial owner of at least one (1%) percent or One Thousand ($1,000.00) Dollars in market value of the class of securities entitled to vote at the meeting and have held such securities for at least one (1) year, and such stockholder must continue to own such securities through the date on which the 1997 Annual Meeting is held. The proposal, in order to be included in the management proxy statement, must be received at the Company's executive offices no later than May __, 1997. In order to remove any question as to the date on which a proposal was received by the Board of Directors, it is suggested that proposals be submitted by certified mail, return receipt requested.

               OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no other matters which may be presented at the Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote according to their best judgment.

     Stockholders are requested to date, sign and return the Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.

                                  By Order of the Board of Directors

                                  Robert J. Fabbricatore, Chairman


September __, 1996
Waltham, Massachusetts

                           CTC COMMUNICATIONS CORP.      Appendix A
                           1996 STOCK OPTION PLAN


     1.   Purpose.  The CTC Communications Corp. 1996 Stock Option Plan
(the "Plan") is intended to recognize the contributions made to the Company or an Affiliate by employees of the Company or any Affiliate (as hereinafter defined), members of the Board of Directors of the Company or an Affiliate, and certain consultants and advisors to the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.01 par value (the "Common Stock").

     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          (a)  "Act" means the Securities Act of 1933, as amended.

          (b) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(e) or (f) of the Code.

          (c   "Board of Directors" means the Board of Directors of the
Company.

          (d)  "Change of Control" shall have the meaning as set forth in
Section 9 of the Plan.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Board of Directors or the committee designated by the Board of Directors in accordance with the provisions set forth in Section 3 of the Plan.

          (g) "Company" means CTC Communications Corp., a Massachusetts corporation.

          (h) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

          (k) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

          (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3.

          (m) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

          (n) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

          (o) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

          (p) "Option Document" means the document described in Section 8 of the Plan which sets forth the terms and conditions of each grant of Options.

          (q) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

          (r)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
Act.

          (s) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

     3.   Administration of the Plan.

          (a) Committee. The Plan shall be administered by the Board of Directors or by a committee appointed by the Board consisting of at least two Directors; provided, however, that any options granted to directors and officers (within the meaning of Section 16(a) under the Exchange Act) must be approved prior to such grant by the Board of Directors or a committee consisting solely of two "Non-Employee" directors.

          (b) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

          (c) Grants. The Committee shall from time to time, in its discretion, direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

          (d) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, and (iv) any transaction from which the member derived an improper personal benefit.

          (e) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

          (f) Limitation on Grants of Options to Consultants and Advisors. With respect to the grant of Options to consultants and advisors, bona fide services shall be rendered by consultants and advisors.

     4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

     5. Eligibility. All employees and members of the Board of Directors of, and (subject to Section 3(f)) consultants and advisors to, the Company or an Affiliate shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or advisor.

     6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is seven hundred fifty thousand (750,000), subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.
If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

     7.   Term of Plan.

          (a) The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as set forth in Section 7(b) below. The Plan shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 11 of the Plan.

          (b) Stockholder approval shall be obtained within 12 months of adoption of the Plan by the Board of Directors. Stockholder approval may be obtained by a majority of the votes case at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting.

     8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

          (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

          (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

          (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Act), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are restricted securities within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

          (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other mode of payment as the Committee may approve. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          (e)  Termination of Options.

               (i) No option shall be exercisable after the first to occur of the following:

                    (A) Expiration of the Option term specified in the Option Document, which shall occur on or before (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                    (B) The date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than disability or death or as otherwise specified in Subsection 8(e)(i)(D) or 8(e)(i)(E) below;

                    (C) Expiration of one year from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

                    (D) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                    (E) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company.

               (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

          (f)  Transfers.   No Option granted under the Plan may be
transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          (g) Limitation on ISO Grants. To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000, such options shall be treated as options which are not ISOs.

          (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

          (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 9 of the Plan, as applicable.

     9. Change of Control. In the event of a Change of Control, all Options then outstanding under the Plan shall become immediately exercisable in full. Any amendment to this Section 9 which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

     A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (B) any other person who, on the date the Plan is effective, shall have been the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty percent (30%) of outstanding shares of the Company's Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than thirty percent (30%) of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     10. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

     11. Amendment and Termination of the Plan. The Board of Directors of the Company may amend or terminate the Plan from time to time in such manner as it may deem advisable without further action by the Company's stockholders except to the extent required by applicable law. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

     12. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any date to retain the Optionee in the employ of the Company or an date and/or as a member of the Company's Board of Directors or in any other capacity.

     13. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

     14.  Interpretation.

          (a) It is the intent of the Company that transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) satisfy the conditions of Rule 16b-3. To the extent that any provision of the Plan would result in a conflict with such conditions, such provision shall be deemed null and void. This Section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act.

          (b) It is the intent that all provisions in the Plan pertaining to ISOs satisfy the conditions of Section 422 of the Code and the Regulations promulgated thereunder. To the extent that any provision of the Plan would result in a conflict with such conditions, such provision shall be deemed null and void.

PROXY                                         PRELIMINARY COPY

                    COMPUTER TELEPHONE CORP.
              1996 ANNUAL MEETING OF STOCKHOLDERS
     This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Leonard R. Glass and John D. Pittenger and each of them, the true and lawful attorneys and agents for the undersigned, with full power of substitution, for and in the name of the undersigned, to act for the undersigned and vote all stock the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of Computer Telephone Corp. to be held on Thursday, September 26, 1996 at 9:30 a.m., local time, at the offices of the Company, 360 Second Avenue, Waltham, Massachusetts, and at any and all adjournments thereof, on the matters listed on the reverse side of this card.

     The undersigned hereby acknowledges receipt of the Annual Report to Stockholders for the Fiscal Year ended March 31, 1996, Proxy Statement and Notice of Annual Meeting dated September __, 1996.

                    PLEASE VOTE AND SIGN ON OTHER SIDE
                AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

(Please sign exactly as your name appears on your stock certificate. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the Proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable.)

Has your address changed?                         Do you have any comments?

_______________________________              _______________________________
______________________________               ______________________________
______________________________               _______________________________

[X]  PLEASE MARK VOTES                          COMPUTER TELEPHONE CORP.
     AS IN THIS EXAMPLE


(1) Election of the following nominees for the Board of Directors to serve until the Annual Meeting of Stockholders in 1997 and until each successor is duly elected and qualified;

FOR [  ]      WITHHOLD  [   ]          FOR ALL EXCEPT  [  ]

ROBERT J. FABBRICATORE   RICHARD J. SANTAGATI     HENRY HERMANN
PHILIP J. RICHER         J. RICHARD MURPHY

     Instruction: To withhold authority to vote for any Individual nominee, check the "For All Except" box and strike a line through the nominee's name in the list above. Unless authority to vote for all foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

(2) Proposal to approve an amendment to the Company's Restated Articles of Organization to change the Company's name to "CTC Communications Corp."

FOR  [  ]     AGAINST  [  ]              ABSTAIN  [  ]

(3)  Proposal to approve the adoption of the Company's 1996 Stock Option Plan.

FOR  [  ]     AGAINST  [  ]               ABSTAIN  [  ]

(4) Ratify the appointment of Ernst & Young LLP as the independent accountants of the Company.

FOR  [  ]     AGAINST  [  ]                 ABSTAIN [  ]

(5) In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.

FOR  [  [     AGAINST   [  ]                 ABSTAIN [  ]

Mark the box at right if comments or address change have been noted on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE STOCKHOLDER(S).  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

Please be sure to sign and date this Proxy.

Date________________

Stockholder sign here_____________________________
Co-owner sign here________________________________